Exhibit 99.2

GLOSSARY OF TERMS

The following abbreviations or acronyms used in these pro forma financial statements are defined below:

Abbreviation or Acronym	Definition
AFUDC	Allowance for funds used during construction

ARO	Asset retirement obligation

CPCN	Certification of Public Convenience and Necessity

DCGT	Dominion Carolina Gas Transmission, LLC (successor by statutory conversion to and formerly known as Carolina Gas Transmission Corporation)

Dominion	The legal entity, Dominion Resources, Inc., one or more of its consolidated subsidiaries (other than Dominion Midstream GP, LLC and its subsidiaries) or operating segments or the entirety of Dominion Resources, Inc. and its consolidated subsidiaries, including Dominion MLP Holding Company II, Inc.

Dominion Midstream	The legal entity, Dominion Midstream Partners, LP, its consolidated subsidiary Cove Point GP Holding Company, LLC, or the entirety of Dominion Midstream Partners, LP, and its consolidated subsidiaries

Dth	Dekatherm

FERC	Federal Energy Regulatory Commission

GAAP	U.S. generally accepted accounting principals

IDR	Incentive distribution right

IRS	Internal Revenue Service

NGA	Natural Gas Act of 1938, as amended

SCANA	SCANA Corporation

U.S.	United States of America

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Page Number
DOMINION MIDSTREAM PARTNERS, LP

Unaudited Pro Forma Consolidated Financial Statements

Introduction	3

Unaudited Pro Forma Consolidated Balance Sheet at December 31, 2014	4

Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2014	6

Notes to Unaudited Pro Forma Consolidated Financial Statements	7

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma Consolidated Financial Statements of Dominion Midstream consist of a Consolidated Balance Sheet at December 31, 2014 and a Consolidated Statement of Income for the year ended December 31, 2014 which reflect Dominion Midstream’s acquisition of DCGT from Dominion on April 1, 2015. Dominion acquired DCGT on January 31, 2015. The unaudited pro forma Consolidated Financial Statements included herein have been derived from the audited historical financial statements of DCGT set forth in Exhibit 99.1, and the audited historical financial statements of Dominion Midstream included in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed.

On April 1, 2015, Dominion Midstream entered into a Purchase, Sale and Contribution Agreement with Dominion pursuant to which Dominion Midstream purchased from Dominion all of the issued and outstanding membership interests of DCGT in exchange for a senior unsecured promissory note in the initial amount of $295.3 million payable to Dominion and 5,112,139 common units, valued at $200.0 million, representing limited partner interests in Dominion Midstream issued to Dominion. As a result of the transaction, Dominion Midstream owns 100% of the membership interests in DCGT and will therefore consolidate DCGT. Because the contribution of DCGT by Dominion to Dominion Midstream is considered to be a reorganization of entities under common control, DCGT’s assets and liabilities are recorded in Dominion Midstream’s consolidated financial statements at Dominion’s historical cost. Common control began on January 31, 2015, concurrent with Dominion’s acquisition of DCGT from SCANA, which is accounted for using the acquisition method of accounting. Accordingly, the consolidated financial statements of Dominion Midstream will reflect DCGT’s financial results beginning January 31, 2015.

The pro forma adjustments have been prepared as if the acquisition of DCGT occurred on December 31, 2014 in the case of the unaudited pro forma Consolidated Balance Sheet and on January 1, 2014 in the case of the unaudited pro forma Consolidated Statement of Income. The unaudited pro forma Consolidated Financial Statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in Dominion Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed, and the audited historical financial statements and related notes of DCGT included elsewhere herein.

The unaudited pro forma Consolidated Financial Statements do not necessarily reflect what Dominion Midstream’s financial position and results of operations would have been if it had owned DCGT during the periods presented. In addition, they are not necessarily indicative of its future results of operations or financial condition. The assumptions and adjustments give pro forma effect to events, described below, that are (i) directly attributable to Dominion Midstream’s acquisition of DCGT from Dominion and therefore reflect Dominion’s acquisition adjustments to arrive at its historical cost, (ii) factually supportable, and (iii) with respect to the pro forma Consolidated Statement of Income, expected to have a continuing impact on Dominion Midstream. The actual adjustments may differ from the pro forma adjustments.

The unaudited pro forma Consolidated Financial Statements give effect to the following transactions:

•	The acquisition of DCGT from Dominion for total consideration of $495.3 million, consisting of the issuance of a two-year $295.3 million senior unsecured promissory note payable to Dominion and 5,112,139 common units of Dominion Midstream to Dominion. The amount of the promissory note is subject to change to correspond with any working capital adjustments. The number of units was based on the volume weighted average trading price of Dominion Midstream’s common units for the 10 trading days prior to April 1, 2015, or $39.12 per unit totaling $200.0 million; and

•	The estimated interest expense that would have been paid had the note payable to Dominion been outstanding during 2014.

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

		At December 31, 2014
	Dominion Midstream Partners, LP (As Filed)	Dominion Carolina Gas Transmission, LLC	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions)
ASSETS
Current Assets
Cash and cash equivalents	$175.4	$0.4	$(0.4	) (k)	$175.4
Customer and other receivables	19.9	2.1	4.5	(n)	26.5
Affiliated receivables	6.1	4.5	(4.5	) (n)	6.1
Affiliated advances	—	2.7	(2.7	) (k)	—
Prepayments	9.5	3.2	(2.4	) (j)	10.3
Materials and supplies	8.7	2.7	—		11.4
Regulatory assets	1.7	0.9	—		2.6
Other	4.7	—	—		4.7

Total current assets	226.0	16.5	(5.5)		237.0

Property, Plant and Equipment
Property, plant and equipment	2,203.1	368.4	12.1	(m)	2,583.6
Accumulated depreciation and amortization	(231.2)	(96.1)	—		(327.3)

Total property, plant and equipment, net	1,971.9	272.3	12.1		2,256.3

Deferred Charges and Other Assets
Goodwill	45.9	20.2	231.7	(f)	297.8
Intangible assets, net	12.1	4.1	—		16.2
Regulatory assets	2.5	7.0	(6.9	) (i)	2.6
Other	—	0.2	—		0.2

Total deferred charges and other assets	60.5	31.5	224.8		316.8

Total assets	$2,258.4	$320.3	$231.4		$2,810.1

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)

		At December 31, 2014
	Dominion Midstream Partners, LP (As Filed)	Dominion Carolina Gas Transmission, LLC	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions)
LIABILITIES AND EQUITY AND PARTNERS’ CAPITAL
Current Liabilities
Accounts payable	$3.3	$1.0	$5.6	(e)(n)	$9.9
Payables to affiliates	2.5	5.5	(5.5	) (n)	2.5
Accrued interest, payroll and taxes	1.5	7.2	(0.6	) (h)(j)	8.1
Regulatory liabilities	3.6	2.9	—		6.5
Deferred revenue	3.9	—	—		3.9
Natural gas imbalances	2.7	—	—		2.7
CPCN obligation	7.9	—	—		7.9
Deferred income taxes	—	3.2	(3.2	) (l)	—
Other	6.4	3.9	0.1	(i)(m)	10.4

Total current liabilities	31.8	23.7	(3.6)		51.9

Long-Term Debt
Affiliated Long-term debt	—	100.0	195.3	(a)(h)	295.3
Long-term debt	—	—	—		—

Total Long-term debt	—	100.0	195.3		295.3

Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	—	45.9	(45.9	) (c)(l)	—
Pension and other postretirement benefit liabilities	4.4	12.5	(12.5	) (i)	4.4
Regulatory liabilities	33.5	37.9	—		71.4
CPCN obligation	36.2	—	—		36.2
Other	1.7	2.5	11.7	(m)	15.9

Total deferred credits and other liabilities	75.8	98.8	(46.7)		127.9

Total liabilities	107.6	222.5	145.0		475.1

Equity and Partners’ Capital
Predecessor net equity	—	97.8	(97.8	) (g)	—
Common unitholders - public	395.4	—	—		395.4
Common unitholder - Dominion	213.7	—	184.2	(b)(c)(e)	397.9
Subordinated unitholder - Dominion	466.2	—	—		466.2
General Partner interest - Dominion	—	—	—		—

Total Dominion Midstream Partners, LP partners’ equity and capital	1,075.3	97.8	86.4		1,259.5

Noncontrolling interest	1,075.5	—	—		1,075.5

Total equity and partners’ capital	2,150.8	97.8	86.4		2,335.0

Total liabilities and equity and partners’ capital	$2,258.4	$320.3	$231.4		$2,810.1

DOMINION MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

	For the Year Ended December 31, 2014
	Dominion Midstream Partners, LP (As Filed)	Dominion Carolina Gas Transmission, LLC	Pro Forma Adjustments		Dominion Midstream Partners, LP Pro Forma
(millions, except unit and per unit data)
Operating Revenue	$313.3	$64.9	$—		$378.2

Operating Expenses
Purchased gas	59.6	—	—		59.6
Other operations and maintenance:
Affiliated suppliers	9.4	8.5	(2.1	) (p)	15.8
Other	25.5	15.4	2.6	(o)(p)	43.5
Depreciation and amortization	37.7	8.5	—		46.2
Other taxes	22.4	5.4	(0.5	) (o)	27.3

Total operating expenses	154.6	37.8	—		192.4

Income from operations	158.7	27.1	—		185.8
Other income	—	0.7	—		0.7
Interest and related charges	—	4.2	(2.7	) (d)(h)	1.5

Income from operations including noncontrolling interest before income taxes	158.7	23.6	2.7		185.0
Income tax expense	51.8	8.9	(8.9	) (c)	51.8

Net income including noncontrolling interest	106.9	14.7	11.6		133.2

Less: Predecessor income prior to initial public offering on October 20, 2014	80.6	—	—		80.6

Net income including noncontrolling interest subsequent to initial public offering	26.3	14.7	11.6		52.6
Less: Net income attributable to noncontrolling interest subsequent to initial public offering	16.8	—	—		16.8

Net income attributable to Dominion Midstream Partners, LP	$9.5	$14.7	$11.6		$35.8

Net income attributable to partners’ ownership interest subsequent to initial public offering
Common unitholders’ interest in net income	$4.8				$16.8
Subordinated unitholder’s interest in net income	4.7				14.5
Net income subsequent to initial public offering per unit (basic and diluted)
Common units	$0.15				$0.45
Subordinated units	$0.15				$0.45

Average Limited Partner Units outstanding - basic and diluted
Common units	31,975,079		5,112,139	(b)	37,087,218
Subordinated units	31,972,789		—		31,972,789

DOMINION MIDSTREAM PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma Consolidated Financial Statements of Dominion Midstream have been derived from the audited historical financial statements of DCGT set forth in Exhibit 99.1 and the audited historical financial statements of Dominion Midstream included in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed. DCGT’s financial statements are comprised of the operations and related assets of DCGT, which operates as an open access, transportation-only interstate pipeline company in South Carolina and southeastern Georgia. As of December 31, 2014, DCGT’s natural gas system consisted of nearly 1,500 miles of transmission pipeline of up to 24 inches in diameter. DCGT’s system transports gas to its customers from the transmission systems of Southern Natural Gas Company at Port Wentworth, Georgia and Aiken County, South Carolina; Southern LNG, Inc. at Elba Island, near Savannah, Georgia; and Transcontinental Gas Pipeline Corporation in Cherokee and Spartanburg counties in South Carolina.

On April 1, 2015, Dominion Midstream entered into a Purchase, Sale and Contribution Agreement with Dominion pursuant to which Dominion Midstream purchased from Dominion all of the issued and outstanding membership interests of DCGT in exchange for a senior unsecured promissory note in the initial amount of $295.3 million payable to Dominion and 5,112,139 common units, valued at $200.0 million, representing limited partner interests in Dominion Midstream issued to Dominion. As a result of the transaction, Dominion Midstream owns 100% of the membership interests in DCGT and will therefore consolidate DCGT. Because the contribution of DCGT by Dominion to Dominion Midstream is considered to be a reorganization of entities under common control, DCGT’s assets and liabilities are recorded in Dominion Midstream’s consolidated financial statements at Dominion’s historical cost. Common control began on January 31, 2015, concurrent with Dominion’s acquisition of DCGT from SCANA, which is accounted for using the acquisition method of accounting. Accordingly, the consolidated financial statements of Dominion Midstream will reflect DCGT’s financial results beginning January 31, 2015.

The pro forma adjustments have been prepared as if the acquisition of DCGT occurred on December 31, 2014 in the case of the unaudited pro forma Consolidated Balance Sheet and as of January 1, 2014 in the case of the unaudited pro forma Consolidated Statement of Income for the year ended December 31, 2014. The adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transaction, and that the pro forma adjustments in the unaudited pro forma Consolidated Financial Statements give appropriate effect to the assumptions. The effects on the unaudited pro forma Consolidated Financial Statements of the transaction described above are more fully described in Note 3.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed in preparing the unaudited pro forma Consolidated Financial Statements are those used by Dominion Midstream as set forth in the audited historical financial statements and notes of Dominion Midstream included in its Annual Report on Form 10-K for the year ended December 31, 2014, as filed.

NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The following transactions are directly attributable to Dominion Midstream’s acquisition of DCGT from Dominion, a reorganization of entities under common control whereby Dominion Midstream records the assets and liabilities of DCGT at Dominion’s historical cost. As Dominion’s acquisition of DCGT from SCANA occurred on January 31, 2015, the following adjustments include those necessary to arrive at an approximation of Dominion’s historical cost.

(a)	Issuance of a 2-year, $295.3 million senior unsecured promissory note payable to Dominion as a part of the total consideration for the acquisition.

(b)	Issuance of 5,112,139 common units of Dominion Midstream to Dominion as part of the total consideration for the acquisition. The number of units was based on the volume weighted average trading price of Dominion Midstream’s common units for the 10 trading days prior to April 1, 2015, or $39.12 per unit totaling $200.0 million.

(c)	Federal and state income taxes are being eliminated to reflect the change in tax status from a limited liability corporation that has been treated as a taxable division of its corporate parent, to that of Dominion Midstream, a pass-through entity generally not subject to income taxes. Noncurrent deferred tax assets of $15.7 million are reflected against equity in the pro forma Balance Sheet. Income tax expense of $8.9 million is eliminated in the pro forma Income Statement.

(d)	Reflects the estimated interest expense of $1.8 million associated with the issuance of the 2-year, $295.3 million note payable to Dominion at an annual interest rate of 0.6%.

(e)	Reflects the accrual of $0.1 million in estimated transaction costs associated with the acquisition of DCGT by Dominion Midstream, including audit, legal and advisory fees.

(f)	Reflects the excess of Dominion’s consideration paid of approximately $495.3 million over the amount of identifiable assets and liabilities assumed in the transaction (goodwill) reflected at Dominion’s historical basis. For further description, see items (g) through (m).

(g)	Reflects the elimination of SCANA’s historical net investment in DCGT.

(h)	Reflects the settlement of DCGT’s notes payable to SCANA in the amount of $100.0 million and related interest payable to SCANA of $0.4 million at December 31, 2014 through an equity contribution from SCANA. Interest expense of $4.5 million on these notes payable for the year ended December 31, 2014 will not be incurred going forward and is therefore excluded from the pro forma Consolidated Income Statement.

(i)	Until January 31, 2015, DCGT participated in SCANA’s defined benefit, other post retirement health care and life insurance and defined contribution plans. This adjustment reflects the settlement of $0.3 million and $12.5 million in current and noncurrent liabilities due to SCANA related to these plans which were settled through an equity contribution from SCANA. Additionally, the regulatory asset of $6.9 million associated with these liabilities was removed.

(j)	Reflects the settlement through equity of $2.4 million in prepayments and $0.2 million in liabilities due to SCANA related to DCGT’s intercompany tax sharing agreement with SCANA, which was terminated on January 31, 2015.

(k)	Until January 31, 2015, DCGT participated in the SCANA money pool. This adjustment reflects the settlement of $2.7 million in Affiliated advances to SCANA related to the SCANA money pool which was settled through equity to SCANA. Similarly, SCANA retained existing cash of $0.4 million.

(l)	Reflects the changes in deferred tax assets and liabilities resulting from Dominion’s application of the acquisition method of accounting upon the purchase of DCGT from SCANA on January 31, 2015. Net current and noncurrent deferred tax liabilities were reduced by $3.2 million and $61.6 million, respectively.

(m)	This pro forma adjustment conforms DCGT’s accounting for AROs to the methodology used by Dominion. The cash flows used to measure Dominion’s pipeline AROs reflect the cost and timing of activities legally required to retire component sections of pipeline as they are removed from service. The cash flows previously used to measure DCGT’s pipeline AROs are those legally required to retire the entire pipeline system at one point in time. As a result of this change in accounting methodology, Dominion recorded an increase of $12.1 million to property, plant and equipment and increases of $0.4 million and $11.7 million to current and noncurrent other liabilities, respectively.

Subsequent to the acquisition of DCGT by Dominion, SCANA is no longer an affiliate of DCGT, DCGT employees became employees of Dominion subsidiaries, and DCGT entered into agreements with these subsidiaries to provide administrative, management, operations and human resources services. Accordingly, the following adjustments are reflected in the pro form financial statements.

(n)	Reflects the reclassification of $4.5 million in Affiliated receivables from SCANA and $5.5 million in Payables to affiliates to SCANA to Customer and other receivables and Accounts payable, respectively.

(o)	Reflects the reclassification of $0.5 million of payroll taxes from Other taxes to Other operating and maintenance expenses.

(p)	Reflects the reclassification of $2.1 million from Other operations and maintenance expense - affiliated suppliers to Other operations and maintenance expense - other.

NOTE 4. PRO FORMA NET INCOME PER UNIT

Net income per unit applicable to common units and to subordinated units is computed by dividing the respective limited partners’ interest in net income attributable to Dominion Midstream, after deducting any incentive distributions, by the weighted average number of common and subordinated units outstanding. Because Dominion Midstream has more than one class of participating securities, the two-class method is used when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units, and IDRs.

Dominion Midstream’s net income is allocated to the limited partners in accordance with their respective partnership percentages, after giving effect to priority income allocations for incentive distributions, if any, to Dominion, the holder of the IDRs, pursuant to the partnership agreement. The distributions are declared and paid following the close of each quarter. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to Dominion Midstream’s unitholders are determined in relation to actual distributions declared and are not based on the net income allocations used in the calculation of earnings per unit. Basic and diluted net income per unit are the same because Dominion Midstream does not have any potentially dilutive common or subordinated units outstanding for the period presented.

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partners by the weighted average number of common and subordinated units outstanding. Because all newly issued common units associated with the acquisition were assumed to have been outstanding for the entire period presented, the pro forma basic and diluted average number of common and subordinated units outstanding equals the average number of common and subordinated units outstanding as of December 31, 2014, plus the number of newly issued common units at the closing of the acquisition. At December 31, 2014, the average number of common and subordinated units outstanding was 31,975,079 and 31,972,789, respectively. In connection with the acquisition, 5,112,139 common units were issued to Dominion. The pro forma net income per unit calculations assume that no incentive distributions were made to the general partner.